UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: October 21, 2019
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	QEP	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On October 23, 2019, QEP Resources, Inc. (the Company) issued a press release to report financial and operating results for the period ended September 30, 2019, and to provide an update to 2019 guidance. A copy of the Company's release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

The Company's press release announcing its financial results for the period ended September 30, 2019, includes non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's financial and operating performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G and Item 10(e)(1)(i) of Regulation S-K, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures (unless there is no directly comparable GAAP financial measure).

The information contained in Item 2.02 to this Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (Securities Act), except to the extent expressly set forth by specific reference in such a filing.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes In Registrant's Certifying Accountant.

On October 21, 2019, the Company dismissed PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered accounting firm, effective upon completion of their audit of the Company’s consolidated financial statements for the year ending December 31, 2019. This decision was approved by the audit committee (Audit Committee) of the Company’s Board of Directors.

The reports of PwC on the Company's consolidated financial statements for the years ended December 31, 2018 and 2017 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through October 21, 2019, there were no (i) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report, or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided PwC with a copy of the above disclosures, and PwC has furnished the Company with a letter addressed to the Securities and Exchange Commission (SEC) stating that it agrees with the statements made above. A copy of PwC’s letter, dated October 23, 2019, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

The Audit Committee and the Company conducted a request for proposal process and notified Deloitte & Touche LLP (Deloitte) that the Company intends to engage Deloitte as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020. The engagement is expected to be formalized upon the completion of PwC’s audit of the Company’s consolidated financial statements as of and for the year ending December 31, 2019.

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through October 21, 2019, neither the Company nor anyone on its behalf consulted Deloitte regarding either (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On October 23, 2019, the Company issued a press release announcing that it has issued a notice to holders of its outstanding 6.80% Senior Notes due 2020 of the Company’s intent to redeem all of the outstanding 2020 Notes on November 22, 2019. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including in Exhibit 99.2, shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Exhibit

16.1	Letter from PricewaterhouseCoopers LLP
99.1	Press release issued October 23, 2019 by QEP Resources, Inc. (Earnings)
99.2	Press release issued October 23, 2019 by QEP Resources, Inc. (Notes Redemption)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
(Registrant)

October 23, 2019

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer